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                                                                     EXHIBIT 4.4


                          THIRD SUPPLEMENTAL INDENTURE



                                     between



                                 COX RADIO, INC.



                                       and



                               FLEET NATIONAL BANK



                                   As Trustee





                           Dated as of April 16, 1997
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                          THIRD SUPPLEMENTAL INDENTURE


         This THIRD SUPPLEMENTAL INDENTURE dated as of April 16, 1997 by and between COX RADIO, INC., a Delaware corporation with principal offices in Atlanta, Georgia (the "Company"), and FLEET NATIONAL BANK, a national banking association with its principal office in Hartford, Connecticut (previously known as Fleet National Bank of Connecticut, which was previously known as Shawmut Bank Connecticut, National Association), as trustee under the Indenture referred to below (the "Trustee"),

         WITNESSETH THAT:

         WHEREAS, NewCity Communications, Inc., a Connecticut corporation ("NewCity"), duly executed and delivered an Indenture, dated as of November 2, 1993 (the "Initial Indenture"), to the Trustee, as trustee, for the purpose of securing its Senior Subordinated Notes (the "Notes"), which Indenture was amended pursuant to a First Supplemental Indenture dated as of September 16, 1994 and further amended pursuant to a Second Supplemental Indenture dated as of April 1, 1997 (the Initial Indenture, as so amended, the "Indenture");

         WHEREAS, on April 1, 1997, pursuant to an agreement and plan of merger dated as of April 1, 1997, New Cox Radio II, Inc., a wholly-owned subsidiary of the Company, was merged with and into NewCity and, as a result of such merger, NewCity became a wholly-owned subsidiary of the Company;

         WHEREAS, on April 2, 1997, pursuant to an agreement and plan of merger dated as of April 2, 1997, NewCity was merged with and into the Company, pursuant to which the Company was the surviving corporation (the "Merger");

         WHEREAS, on April 3, 1997, Cox Radio commenced an offer to purchase all of the issued and outstanding Notes (the "Tender Offer");

         WHEREAS, in conjunction with the Tender Offer, Cox Radio solicited consents (the "Consent Solicitation") to certain proposed amendments (the "Amendments") to the Indenture;

         WHEREAS, pursuant to the Consent Solicitation, the holders of at least a majority in principal amount of the Notes outstanding have consented to the Amendments;

         WHEREAS, pursuant to the Indenture, the Company or an agent of the Company has certified to the Trustee that the Amendments have been authorized by the Company and that the consent of the majority of the aggregate principal amount of the Notes has been obtained;

         WHEREAS, each of the conditions set forth in Articles V and IX of the Indenture has been satisfied in connection with the Amendments; and
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         WHEREAS, all things prescribed by law and by the terms of the Indenture necessary to make this Third Supplemental Indenture, when duly executed and delivered by the Company and the Trustee, a valid and binding instrument, enforceable in accordance with its terms, and otherwise to effectuate the Amendments to the Indenture, have been done and performed, and the execution and delivery of this Third Supplemental Indenture have been in all respects duly authorized;

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH: THAT the Indenture is amended as hereinafter provided; otherwise to remain in full force and effect in accordance with the provisions thereof.

                                   ARTICLE ONE

                           Amendments of the Indenture

         Section 1.01. The following sections of the Indenture are hereby deleted in their entirety (the "Deleted Provisions"):

         a.       Section 4.03 (Provision of Reports);

         b.       Section 4.04 (Limitation on Restricted Payments);

         c. Section 4.05 (Limitation on Payment Restriction Affecting Subsidiaries);

         d.       Section 4.06 (Limitation on Transactions with Affiliates);

         e.       Section 4.07 (Limitation on Incurrence of Indebtedness);

         f.       Section 4.10 (Compliance with Securities Laws upon Purchase of
                  Notes);

         g.       Section 4.11 (Limitation on Liens Securing Subordinated
                  Indebtedness);

         h.       Section 4.12 (Limitation on Other Senior Subordinated
                  Indebtedness);

         i.       Section 4.13 (Limitation of Capital Stock of Subsidiaries);

         j.       Section 4.14 (Limitation on Sale and Lease-Back Transactions);

         k.       Section 4.15 (Corporate Existence);

         l.       Section 4.16 (Payment of Taxes and Other Claims);


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         m.       Section 4.17 (Notice of Defaults);

         n.       Section 4.18 (Compliance Certificates);

         o.       Section 4.20 (Properties);

         p.       Section 4.21 (Insurance);

         q.       Section 4.22 (Payments for Consent);

         r.       Section 5.01 (When Company or Guarantor May Merge, Etc.);

         s.       Section 5.02 (Successor Entity Substituted);

         t. Section 6.01(3) (Event of Default Triggered by Default on Other Indebtedness); and

         u.       Section 6.01(6) (Event of Default Upon Certain Final
                  Judgments).

         Section 1.02. All defined terms set forth in the Indenture and used solely in the Deleted Provisions of the Indenture are hereby deleted in their entirety from the Indenture when references to such defined terms would be eliminated as a result of the foregoing amendments (the "Deleted Defined Terms"). All defined terms set forth in the Indenture and used solely (a) in the Deleted Defined Terms or (b) in the Deleted Defined Terms and the Deleted Provisions are hereby deleted in their entirety from the Indenture when references to such defined terms would be eliminated as a result of the foregoing amendments.

         Section 1.03. The Company hereby expressly ratifies, adopts, renews, confirms and continues in full force and effect, without limitation, except as hereby amended, each and every covenant, agreement, condition and provision contained in the Indenture.

         Section 1.04. The Company covenants that the recitals of fact and statements contained this Third Supplemental Indenture are true and that, upon the execution and delivery of this Third Supplemental Indenture, the Company is not in default in any respect under any of the provisions of the Indenture or of the Notes thereby secured or intended so to be.


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                                   ARTICLE TWO

                              Additional Provisions

         Section 2.01. Except as amended by Article One of this Third Supplemental Indenture, the Indenture remains in full force and effect in accordance with its terms.

         Section 2.02. The cover of this Third Supplemental Indenture and all article and description headings are inserted for convenience of reference only and are not to be taken to be any part of this Third Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

         Section 2.03. This Third Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.




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         IN WITNESS WHEREOF, Cox Radio, Inc. has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President or its Vice President and its corporate seal to be attested by its Secretary, for and in its behalf, and caused this instrument to be delivered; and Fleet
National Bank, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by one of its Vice Presidents and its corporate seal to be attested by one of its Trust Officers, for and in its behalf, and caused this instrument to be delivered all as of the day and year first above written.

                                             COX RADIO, INC.

(CORPORATE SEAL)


                                             By:/s/ Preston B. Barnett
                                                --------------------------------
                                             Title: Vice President - Tax
                                                    ----------------------------


Attest:



/s/ Andrew A. Merdek
------------------------------
Secretary

Signed, sealed and delivered by
COX RADIO, INC.
in the presence of:


/s/ Renata B. Kurtz
------------------------------


/s/ Heather S. Bellville
------------------------------
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                                             FLEET NATIONAL BANK

(CORPORATE SEAL)

                                             By:/s/ Michael M. Hopkins
                                                --------------------------------
                                                Vice President


Attest:



/s/ Debra A. Colon
------------------------------
Its Corporate Trust Officer

Signed, sealed and delivered by
FLEET NATIONAL BANK
in the presence of:



/s/ Melanie Moir
------------------------------


/s/ Dawn P. Heintz
------------------------------
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STATE OF Georgia          )
                          )  ss.:  April 15, 1997
COUNTY OF Dekalb          )

         Personally appeared Preston B. Barnett and Andrew A. Merdek of
Cox Radio, Inc., signer and sealer, respectively, of the foregoing instrument, to me personally known, who being by me duly sworn did say that they are the Vice President and Secretary, respectively, of Cox Radio, Inc., one of the corporations described herein, and that they executed said instrument and severally acknowledged the same to be their free act and deed as such Vice President and Secretary, respectively, and the free act and deed of Cox Radio, Inc. and on oath stated that they were duly authorized to sign and seal, respectively, said instrument and that the seal affixed thereto is the corporate seal of Cox Radio, Inc., before me.


                                             /s/ Georgina N. Lynch
                                             ---------------------
                                             Notary Public

(NOTARY SEAL)
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STATE OF Connecticut      )
                          )  ss.:  ______________; _____________, 1997
COUNTY OF Hartford        )

         Personally appeared Michael M. Hopkins and Debra A. Colon of Fleet National Bank, signer and sealer, respectively, of the foregoing instrument, to me personally known, who being by me duly sworn did say that they are the Vice President and Corporate Trust Officer, respectively, of Fleet National Bank, one of the corporations described herein, and that they executed said instrument and severally acknowledged the same to be their free act and deed as such Vice President and Corporate Officer respectively, and the free act and deed of Fleet National Bank and on oath stated that they were duly authorized to sign and seal, respectively, said instrument and that the seal affixed thereto is the corporate seal of Fleet National Bank, before me.



                                             /s/ Karen R. Felt
                                             -----------------------------------
                                             Notary Public

(NOTARY SEAL)